Exhibit 99.1

RXO Reports Fourth-Quarter Results

•Coyote acquisition remains ahead of schedule. Raising annualized cost synergy estimate to be at least $50 million
•Brokerage volume increased by 10% sequentially from the third quarter
•Managed Transportation sales pipeline now nearly $2 billion in freight under management
•Last Mile stop growth continued to accelerate and grew 15% year-over-year

CHARLOTTE, N.C. — February 5, 2025 — RXO (NYSE: RXO) today announced its financial results for the fourth quarter of 2024.
Drew Wilkerson, chief executive officer of RXO, said, “The integration of Coyote Logistics remains ahead of schedule and we’re again raising our estimate for annualized cost synergies. We now expect to achieve at least $50 million in synergies.”

Wilkerson continued, “In the fourth quarter, RXO grew combined brokerage volume by 10% sequentially, the result of our focus on providing the best service, solutions, innovation and relationships in the industry. Momentum continued within our complementary services. In Managed Transportation, our sales pipeline is now nearly $2 billion in freight under management, and in Last Mile, we grew stops by 15% year-over-year. While the freight market remains soft, our playbook of strategically investing in our business while controlling costs, along with our increased scale, positions us well for the future.”
Companywide Results
RXO’s revenue was $1.7 billion for the fourth quarter, compared to $1.0 billion in the fourth quarter of 2023. Gross margin was 15.5%, compared to 18.0% in the fourth quarter of 2023.
The company reported a fourth-quarter 2024 GAAP net loss of $20 million, compared to net income of $2 million in the fourth quarter of 2023. The fourth-quarter 2024 GAAP net loss included $34 million in transaction, integration, restructuring and other costs. Adjusted net income in the quarter was $10 million, compared to $7 million in the fourth quarter of 2023.
Adjusted EBITDA was $42 million, compared to $31 million in the fourth quarter of 2023. Adjusted EBITDA margin was 2.5%, compared to 3.2% in the fourth quarter of 2023.
Transaction, integration, restructuring and other costs, amortization of intangibles, and a discrete tax item impacted GAAP earnings per share by $0.18, net of tax. For the fourth quarter, RXO reported a GAAP diluted loss per share of $0.12. Adjusted diluted earnings per share were $0.06.

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Brokerage
Volume in RXO’s Brokerage business, including the impact of the Coyote Logistics acquisition in both periods, declined by 6% year-over-year in the fourth quarter. Less-than-truckload volume increased by 1% but was offset by an 8% decline in full truckload volume. Brokerage volume grew by 10% sequentially in the fourth quarter.
Brokerage gross margin was 13.2% in the fourth quarter.
Complementary Services
Managed Transportation has nearly $2 billion in new freight under management in its sales pipeline.
The number of Last Mile stops grew by 15% year-over-year.
RXO’s complementary services gross margin was 21.1% for the quarter.
First-Quarter Outlook
RXO expects first-quarter 2025 adjusted EBITDA to be between $20 million and $30 million. The company expects first-quarter 2025 Brokerage gross margin to be between 12% and 14%.
Conference Call
The company will hold a conference call and webcast on Wednesday, February 5 at 8 a.m. Eastern Standard Time. Participants can call in toll-free (from U.S./Canada) at 1-800-549-8228; international callers dial +1-289-819-1520. The conference ID is 45015.
A live webcast of the conference call will be available on the investor relations area of the company’s website, http://investors.rxo.com. A replay of the conference call will be available through February 12, 2025, by calling toll-free (from U.S./Canada) 1-888-660-6264; international callers dial +1-289-819-1325. Use the passcode 45015#. Additionally, the call will be archived on http://investors.rxo.com.
About RXO
RXO (NYSE: RXO) is a leading provider of asset-light transportation solutions. RXO offers tech-enabled truck brokerage services together with complementary solutions including managed transportation and last mile delivery. The company combines massive capacity and cutting-edge technology to move freight efficiently through supply chains across North America. The company is headquartered in Charlotte, N.C. Visit  RXO.com  for more information and connect with RXO on Facebook, X, LinkedIn, Instagram and YouTube.
Media Contact
Nina Reinhardt
nina.reinhardt@rxo.com

Investor Contact
Kevin Sterling
kevin.sterling@rxo.com

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Non-GAAP Financial Measures
We provide reconciliations of the non-GAAP financial measures contained in this release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.
The non-GAAP financial measures in this release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); adjusted EBITDA margin; and adjusted net income and adjusted diluted earnings per share (“adjusted diluted EPS”).
We believe that these adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not reflect, or are unrelated to, RXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating RXO’s ongoing performance.
We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments that management has determined do not reflect our core operating activities and thereby assist investors with assessing trends in our underlying business. We believe that adjusted net income and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs that management has determined do not reflect our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables, and thereby may assist investors with comparisons to prior periods and assessing trends in our underlying business.
With respect to our financial outlook for the first quarter of 2025 adjusted EBITDA, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation.
Forward-looking Statements
This release includes forward-looking statements, including statements relating to our first-quarter outlook and our expected cost synergies. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "predict," "should," "will," "expect," "project," "forecast," "goal," "outlook," "target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be
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materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: competition and pricing pressures; economic conditions generally; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; governmental regulation and political conditions; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; our ability to successfully integrate Coyote Logistics and realize the anticipated benefits of the acquisition; a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.
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RXO, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2024	2023	2024	2023
Revenue	$1,667	$978	$4,550	$3,927
Cost of transportation and services (exclusive of depreciation and amortization)	1,357	743	3,565	2,967
Direct operating expense (exclusive of depreciation and amortization)	50	56	202	235
Sales, general and administrative expense	218	146	666	591
Depreciation and amortization expense	33	15	87	67
Transaction and integration costs	15	—	53	12
Restructuring costs	18	4	33	16
Operating income (loss)	(24)	14	(56)	39
Other expense	1	2	218	3
Interest expense, net	8	8	30	32
Income (loss) before income taxes	(33)	4	(304)	4
Income tax provision (benefit)	(13)	2	(19)	—
Net income (loss)	$(20)	$2	$(285)	$4

Earnings (loss) per share data
Basic	$(0.12)	$0.02	$(2.14)	$0.03
Diluted	$(0.12)	$0.02	$(2.14)	$0.03

Weighted-average common shares outstanding
Basic	164,407	117,012	133,412	116,871
Diluted	164,407	119,575	133,412	119,456
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RXO, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$35	$5
Accounts receivable, net of $13 and $12 in allowances, respectively	1,228	743
Other current assets	78	48
Total current assets	1,341	796
Long-term assets
Property and equipment, net of $317 and $293 in accumulated depreciation, respectively	135	124
Operating lease assets	274	195
Goodwill	1,124	630
Identifiable intangible assets, net of $146 and $118 in accumulated amortization, respectively	499	68
Other long-term assets	45	12
Total long-term assets	2,077	1,029
Total assets	$3,418	$1,825
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$573	$414
Accrued expenses	375	199
Short-term debt and current maturities of long-term debt	17	3
Short-term operating lease liabilities	75	53
Other current liabilities	26	13
Total current liabilities	1,066	682
Long-term liabilities
Long-term debt and obligations under finance leases	351	356
Deferred tax liabilities	87	7
Long-term operating lease liabilities	213	146
Other long-term liabilities	84	40
Total long-term liabilities	735	549
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value; 10,000 shares authorized; 0 shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.01 par value; 300,000 shares authorized; 162,517 and 117,026 shares issued and outstanding as of December 31, 2024 and 2023, respectively	2	1
Additional paid-in capital	1,904	590
Retained earnings (Accumulated deficit)	(279)	6
Accumulated other comprehensive loss	(10)	(3)
Total equity	1,617	594
Total liabilities and equity	$3,418	$1,825

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RXO, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Years Ended December 31,
(In millions)	2024	2023
Operating activities
Net income (loss)	$(285)	$4
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation and amortization expense	87	67
Stock compensation expense	23	19
Deferred tax benefit	(24)	(8)
Deemed non-pro rata distribution	216	—
Impairment of operating lease assets	13	—
Other	7	9
Changes in assets and liabilities
Accounts receivable	(110)	158
Other current assets and other long-term assets	1	(14)
Accounts payable	(60)	(86)
Accrued expenses, other current liabilities and other long-term liabilities	120	(60)
Net cash provided by (used in) operating activities	(12)	89
Investing activities
Payment for purchases of property and equipment	(45)	(64)
Business acquisition, net of cash acquired	(1,019)	—
Other	—	(2)
Net cash used in investing activities	(1,064)	(66)
Financing activities
Proceeds from borrowings on revolving credit facilities	238	76
Repayment of borrowings on revolving credit facilities	(226)	(71)
Proceeds from issuance of common stock and pre-funded warrants	1,125	—
Payment for equity issuance costs	(30)	—
Repayment of debt and finance leases	(3)	(104)
Payment for debt issuance costs	(3)	—
Payment for tax withholdings related to vesting of stock compensation awards	(4)	(14)
Repurchase of common stock	—	(2)
Other	11	(2)
Net cash provided by (used in) financing activities	1,108	(117)
Effect of exchange rates on cash, cash equivalents and restricted cash	(2)	1
Net increase (decrease) in cash, cash equivalents and restricted cash	30	(93)
Cash, cash equivalents and restricted cash, beginning of period	5	98
Cash, cash equivalents and restricted cash, end of period	$35	$5
Supplemental disclosure of cash flow information:
Cash paid for income taxes, net	4	27
Cash paid for interest, net	27	32
Purchases of property and equipment in accounts payable	3	2
Accrued tax withholdings related to vesting of stock compensation awards	15	—
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RXO, Inc.
Revenue Disaggregated by Service Offering
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions)	2024	2023	2024	2023
Revenue
Truck brokerage	$1,267	$610	$3,029	$2,358
Last mile	290	257	1,055	1,014
Managed transportation	141	154	600	690
Eliminations	(31)	(43)	(134)	(135)
Total	$1,667	$978	$4,550	$3,927
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RXO, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions)	2024	2023	2024	2023
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(20)	$2	$(285)	$4
Interest expense, net	8	8	30	32
Income tax provision (benefit)	(13)	2	(19)	—
Depreciation and amortization expense	33	15	87	67
Transaction and integration costs	15	—	53	12
Restructuring and other costs (1)	19	4	252	17
Adjusted EBITDA (2)	$42	$31	$118	$132

Revenue	$1,667	$978	$4,550	$3,927
Adjusted EBITDA margin (2) (3)	2.5%	3.2%	2.6%	3.4%

(1)Other for the year ended December 31, 2024 reflects a one-time charge of $216 million representing a deemed non-pro rata distribution in connection with the private placement common stock issuance completed in August 2024.
(2)See the “Non-GAAP Financial Measures” section of the press release.
(3)Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

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RXO, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2024	2023	2024	2023
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Diluted Earnings Per Share
Net income (loss)	$(20)	$2	$(285)	$4
Amortization of intangible assets	17	3	28	13
Transaction and integration costs	15	—	53	12
Restructuring and other costs (1)	19	4	252	17
Income tax associated with adjustments above (2)	(16)	(2)	(26)	(10)
Discrete tax item	(5)	—	(5)	—
Adjusted net income (3)	$10	$7	$17	$36

Adjusted diluted earnings per share (3)	$0.06	$0.06	$0.12	$0.30

Weighted-average shares outstanding
Diluted	169,885	119,575	136,684	119,456

(1)Other for the year ended December 31, 2024 reflects a one-time charge of $216 million representing a deemed non-pro rata distribution in connection with the private placement common stock issuance completed in August 2024.
(2)The tax impact of non-GAAP adjustments represents the tax benefit (expense) calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net income (loss). Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied.
(3)See the “Non-GAAP Financial Measures” section of the press release.

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RXO, Inc.
Calculation of Gross Margin and Gross Margin as a Percentage of Revenue
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in millions)	2024	2023	2024	2023
Revenue
Truck brokerage	$1,267	$610	$3,029	$2,358
Complementary services (1)	431	411	1,655	1,704
Eliminations	(31)	(43)	(134)	(135)
Revenue	$1,667	$978	$4,550	$3,927

Cost of transportation and services (exclusive of depreciation and amortization)
Truck brokerage	$1,100	$519	$2,610	$1,993
Complementary services (1)	288	267	1,089	1,109
Eliminations	(31)	(43)	(134)	(135)
Cost of transportation and services (exclusive of depreciation and amortization)	$1,357	$743	$3,565	$2,967

Direct operating expense (exclusive of depreciation and amortization)
Truck brokerage	$—	$—	$1	$1
Complementary services (1)	50	56	201	234
Direct operating expense (exclusive of depreciation and amortization)	$50	$56	$202	$235

Direct depreciation and amortization expense
Truck brokerage	$—	$1	$1	$1
Complementary services (1)	2	2	8	7
Direct depreciation and amortization expense	$2	$3	$9	$8

Gross margin
Truck brokerage	$167	$90	$417	$363
Complementary services (1)	91	86	357	354
Gross margin	$258	$176	$774	$717

Gross margin as a percentage of revenue
Truck brokerage	13.2%	14.8%	13.8%	15.4%
Complementary services (1)	21.1%	20.9%	21.6%	20.8%
Gross margin as a percentage of revenue	15.5%	18.0%	17.0%	18.3%

(1)Complementary services include last mile and managed transportation services.

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